POWER OF ATTORNEY

I, Heidi R. Goff, hereby make, constitute and appoint
each of Michael Q. Keegan, Secretary of TNS, Inc. (the
"Company") and James McLaughlin, Assistant Secretary
of the Company, and each other person who at the time
of acting pursuant to this Power of Attorney may be
acting as the Secretary or Assistant Secretary of the
Company, each acting singly, my true and lawful
attorney-in-fact to:
(1)	prepare, sign, acknowledge, delivery and file for
me and on my behalf, Forms 3, 4 and 5 and any
amendments thereof in accordance with Section
16(a) of the Securities Exchange Act of 1934, as
amended (the "1934 Act") and the rules of the
Securities and Exchange Commission ("SEC"), with
respect to securities or contracts of (or with
respect to) the Company, and Form ID or other
information to secure an access and any other
code and/or CIK number to permit my filing via
EDGAR;
(2)	do and perform any and all acts for me and on my
behalf which may be necessary or desirable to
complete any such Form 3, 4 or 5 and file in any
authorized manner such form and this power of
attorney with the SEC and any stock exchange or
similar authority;
(3)	seek or obtain, as my representative and on my
behalf, information concerning transactions in or
with respect to the Company's securities from any
third party, including brokers, employee benefit
plan administrators and trustees, knowing that I
hereby authorize any such person to release any
such information to the attorney-in-fact and
approve any such release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to me, in my best interest, or legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information. I further acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the 1934
Act or any liability I may have with respect to transactions reported or reportable thereunder.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Section
16 reports with respect to my holdings of and transactions in or involving securities issued by the Company, or earlier if I revoke it in a signed writing delivered to each of the foregoing attorneys-in-fact.

/s/ Heidi R. Goff
Name:  Heidi R. Goff
Date: 	April 6, 2005


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